UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – November 13, 2013

BAKERCORP INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-181780	13-4315148
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Old Ranch Parkway, Suite 220 Seal Beach, California		90740
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (562) 430-6262

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 13, 2013, BakerCorp International, Inc. (the “Company”) entered into the Second Amendment to Credit and Guaranty Agreement (the “Second Amendment”), among the Company, BakerCorp International Holdings, Inc., Deutsche Bank AG New York Branch (as administrative agent and as collateral agent) and the lenders party thereto, to the Credit and Guaranty Agreement, dated June 1, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified to date, the “Credit Agreement”), among the Company, BakerCorp International Holdings, Inc., BC International Holdings C.V., the subsidiary guarantors party thereto, Deutsche Bank AG New York Branch (as administrative agent, collateral agent, issuing lender and swingline lender), the lenders party thereto and the other parties thereto. A copy of the Second Amendment is filed as Exhibit 10.1 and incorporated by reference herein.

Pursuant to the Second Amendment, the Company borrowed $35,000,000 of incremental term loans (the “Incremental Term Loans”), which may be used for general corporate purposes, including to finance permitted acquisitions. The terms applicable to the Incremental Term Loans, including the interest rate margin applicable thereto, will be the same as those applicable to the term loans under the Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 above and is incorporated here by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

10.1	Second Amendment to Credit and Guaranty Agreement among the Company, BakerCorp International Holdings, Inc., Deutsche Bank AG New York Branch (as administrative agent and as collateral agent) and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKERCORP INTERNATIONAL, INC.

Dated: November 13, 2013	By:	/s/ Amy Paul
Name: Amy Paul
Title: Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Second Amendment to Credit and Guaranty Agreement among the Company, BakerCorp International Holdings, Inc., Deutsche Bank AG New York Branch (as administrative agent and as collateral agent) and the lenders party thereto.